EXHIBIT 11

                              MODERN CONTROLS, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                      Three Months Ended            Nine Months Ended
                                         September 30,                September 30,
                                   ------------------------    ------------------------
                                      1997           1996         1997           1996
                                   ----------    ----------    ----------    ----------
PRIMARY

Average shares outstanding          6,419,294     6,410,270     6,415,015     6,459,288

Net effect of dilutive stock
options - based on the
treasury stock method                  86,012        46,948        59,779        45,020
                                   ----------    ----------    ----------    ----------

Total                               6,505,306     6,457,218     6,474,794     6,504,308
                                   ==========    ==========    ==========    ==========


Net income                         $  944,879    $  804,674    $2,789,536    $2,272,982
                                   ==========    ==========    ==========    ==========


Primary per share amounts          $     0.15    $     0.12    $     0.43    $     0.35
                                   ==========    ==========    ==========    ==========



FULLY DILUTED

Average shares outstanding          6,419,294     6,410,270     6,415,015     6,459,288

Net effect of dilutive stock
options - based on the
treasury stock method                  86,012        46,948        65,228        45,020
                                   ----------    ----------    ----------    ----------

Total                               6,505,306     6,457,218     6,480,243     6,504,308
                                   ==========    ==========    ==========    ==========


Net income                         $  944,879    $  804,674    $2,789,536    $2,272,982
                                   ==========    ==========    ==========    ==========


Fully diluted per share amounts    $     0.15    $     0.12    $     0.43    $     0.35
                                   ==========    ==========    ==========    ==========